UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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Eidos Therapeutics, Inc.

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Eidos Therapeutics, Inc.

101 Montgomery St., Suite 2550

San Francisco, CA 94104

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 12, 2019

Dear Stockholder:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders of Eidos Therapeutics, Inc., a Delaware corporation (the “Company”). The meeting will be held on Tuesday, June 12, 2019 at 10:00 a.m. local time, at the offices of Eidos Therapeutics, Inc., 101 Montgomery St., Suite 2550, San Francisco, CA 94104, for the following purposes:

1.	To elect five (5) director nominees to the Board of Directors to hold office until the 2020 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2019.

3.

To approve the Amended and Restated 2018 Stock Option and Incentive Plan (the “Amended and Restated Plan”) to, among other things, increase the number of shares of common stock reserved for issuance thereunder by 700,000 shares.

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this notice.

Proposal 1 relates solely to the election of directors nominated by the Board of Directors and does not include any other matters relating to the election of directors, including without limitation, the election of directors nominated by any stockholder of the Company.

The Board of Directors has fixed the close of business on Monday, April 15, 2019 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders, or at any adjournments of the Annual Meeting of Stockholders.

In order to ensure your representation at the Annual Meeting of Stockholders, you are requested to submit your proxy over the Internet, by telephone or by signing and dating the enclosed proxy as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). If you attend the Annual Meeting of Stockholders and file with the Secretary of the Company an instrument revoking your proxy or a duly executed proxy bearing a later date, your proxy will not be used.

By Order of the Board of Directors

Eidos Therapeutics, Inc.

/s/ Neil Kumar
Neil Kumar
Chief Executive Officer

San Francisco, California

April 29, 2019

Your vote is important, whether or not you expect to attend the Annual Meeting of Stockholders. You are urged to vote either via the Internet or telephone, or vote by mail by returning a signed and dated copy of the enclosed proxy card using the enclosed envelope. Voting promptly will help avoid the additional expense of further solicitation to assure a quorum at the meeting.

EIDOS THERAPEUTICS, INC.

PROXY STATEMENT

FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

June 12, 2019

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation of proxies for use prior to or at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Eidos Therapeutics, Inc. (the “Company”), a Delaware corporation, to be held at 10:00 a.m., local time, on Tuesday, June 12, 2019 and at any adjournments or postponements thereof for the following purposes:

•	To elect five (5) director nominees to the Board of Directors to hold office until the 2020 Annual Meeting of Stockholders;

•	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2019;

•

To approve the Amended and Restated 2018 Stock Option and Incentive Plan (the “Amended and Restated Plan”) to, among other things, increase the number of shares of common stock reserved for issuance thereunder by 700,000 shares; and

•	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Annual Meeting will be held at the offices of the Company, 101 Montgomery St., Suite 2550, San Francisco, CA 94104.

Solicitation

This solicitation is made on behalf of the Board of Directors. We will bear the costs of preparing, mailing, online processing and other costs of the proxy solicitation made by our Board of Directors. Certain of our officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors’ recommendations. Such solicitations may be made by telephone, facsimile transmission or personal solicitation. No additional compensation will be paid to such officers, directors or regular employees for such services. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy materials to stockholders.

Important Notice Regarding the Availability of Proxy Materials

The proxy statement and the Company’s 2018 Annual Report on Form 10-K (the “Annual Report”) are available electronically at www.proxyvote.com.

Voting Rights and Outstanding Shares

Only holders of record of our common stock as of the close of business on April 15, 2019 are entitled to receive notice of, and to vote at, the Annual Meeting. Each holder of common stock will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. At the close of business on April 15, 2019, there were 36,820,049 shares of common stock issued and outstanding.

A quorum of stockholders is necessary to take action at the Annual Meeting. Stockholders representing a majority of the outstanding shares of our common stock (present in person or represented by proxy) will constitute a quorum. We will appoint an inspector of elections for the meeting to determine whether or not a quorum is present and to tabulate votes cast by proxy or in person at the Annual Meeting. Abstentions, withheld votes and broker non- votes (which occur when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular matter because such broker, bank or other nominee does not have discretionary authority to vote on that matter and has not received voting instructions from the beneficial owner) are counted as present for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting.

Votes Required for Each Proposal

To elect our directors and approve the other proposals being considered at the Annual Meeting, the voting requirements are as follows:

Proposal	Vote Required	Discretionary Voting Permitted?
Election of Directors	Plurality	No
Ratification of Ernst & Young LLP	Majority	Yes
Approval of Amended and Restated 2018 Stock Option and Incentive Plan	Majority	No

“Discretionary Voting Permitted” means that brokers will have discretionary voting authority with respect to shares held in street name for their clients, even if the broker does not receive voting instructions from their client.

“Majority” means a majority of the votes properly cast for and against such matter.

“Plurality” means a plurality of the votes properly cast on such matter. For the election of directors, the five nominees receiving the plurality of votes entitled to vote and cast will be elected as directors.

The vote required and method of calculation for the proposals to be considered at the Annual Meeting are as follows:

Proposal One—Election of Directors. If a quorum is present, the director nominees receiving the highest number of votes, in person or by proxy, will be elected as directors. You may vote “FOR” all nominees, “WITHHOLD” for all nominees, or “WITHHOLD” for any nominee by specifying the name of the nominee on your proxy card. Proposal One is not considered to be a routine item, so if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote on this proposal, and those votes will be counted as broker “non-votes.” Withheld votes and broker non-votes will have no effect on the outcome of the election of the directors.

Proposal Two—Approval of the Ratification of Ernst & Young LLP as Independent Registered Public Accounting Firm. Approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against such matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this matter, your shares will not be counted as “votes cast” with respect to such matter, and the abstention will have no effect on the proposal. Proposal Two is considered to be a routine item, and your broker will be able to vote on this proposal even if it does not receive instructions from you. Accordingly, we do not anticipate that there will be any broker non-votes on this proposal; however, any broker non-votes will not be counted as “votes cast” and will therefore have no effect on the proposal.

Proposal Three—Approval of the Company’s Amended and Restated 2018 Stock Option and Incentive Plan. Approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against such matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this matter, your shares will not be counted as “votes cast” with respect to such matter, and the abstention will have no effect on the proposal. Proposal Three is not considered to be a routine item, so if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote on this proposal, and those votes will be counted as broker “non-votes.” Broker non-votes will not be counted as “votes cast” and will therefore have no effect on the proposal.

We request that you vote your shares by proxy following the methods as instructed by the Notice: over the Internet, by telephone or by mail. If you choose to vote by mail, your shares will be voted in accordance with your voting instructions if the proxy card is received prior to or at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, your shares will be voted FOR (i) the election of each of the Company’s five (5) nominees as directors; (ii) the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2019; (iii) the approval of our Amended and Restated 2018 Stock Option and Incentive Plan; and (iv) as the proxy holders deem advisable, in their discretion, on other matters that may properly come before the Annual Meeting.

Voting by Proxy Over the Internet or by Telephone

Stockholders whose shares are registered in their own names may vote by proxy by mail, over the Internet or by telephone. Instructions for voting by proxy over the Internet or by telephone are set forth on the Notice. The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time on Tuesday, June 11, 2019. The Notice will also provide instructions on how you can elect to receive future proxy materials electronically or in printed form by mail. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials electronically or in printed form by mail will remain in effect until you terminate such election.

If your shares are held in street name, the voting instruction form sent to you by your broker, bank or other nominee should indicate whether the institution has a process for beneficial holders to provide voting instructions over the Internet or by telephone. A number of banks and brokerage firms participate in a program that also permits stockholders whose shares are held in street name to direct their vote over the Internet or by telephone. If your bank or brokerage firm gives you this opportunity, the voting instructions from the bank or brokerage firm that accompany this Proxy Statement will tell you how to use the Internet or telephone to direct the vote of shares held in your account. If your voting instruction form does not include Internet or telephone information, please complete and return the voting instruction form in the self-addressed, postage-paid envelope provided by your broker. Stockholders who vote by proxy over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers.

Revocability of Proxies

Any proxy may be revoked at any time before it is exercised by filing an instrument revoking it with the Company’s Secretary or by submitting a duly executed proxy bearing a later date prior to the time of the Annual Meeting. Stockholders who have voted by proxy over the Internet or by telephone or have executed and returned a proxy and who then attend the Annual Meeting and desire to vote in person are requested to notify the Secretary in writing prior to the time of the Annual Meeting. We request that all such written notices of revocation to the Company be addressed to Christine Siu, Secretary, c/o Eidos Therapeutics, Inc., at the address of our principal executive offices at 101 Montgomery St., Suite 2550, San Francisco, CA 94104. Our telephone number is (415) 887-1471. Stockholders may also revoke their proxy by entering a new vote over the Internet or by telephone.

Stockholder Proposals to be Presented at the Next Annual Meeting

Any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may submit proposals to the Board of Directors to be presented at the 2020 annual meeting. Such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Secretary at our principal executive offices at the address set forth above no later than December 31, 2019 in order to be considered for inclusion in the proxy materials to be disseminated by the Board of Directors for such annual meeting. If the date of the 2020 annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the U.S. Securities and Exchange Commission (the “SEC”). A proposal submitted outside the requirements of Rule 14a-8 under the Exchange Act will be considered untimely if received after March 15, 2020.

Our Amended and Restated Bylaws (“Bylaws”) also provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. To be considered timely under these provisions, the stockholder’s notice must be received by our Secretary at our principal executive offices at the address set forth above no earlier than February 13, 2020 and no later than March 14, 2020. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice.

The Board of Directors, a designated committee thereof or the chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal if it is not made in compliance with the applicable notice provisions.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Our Board of Directors is currently comprised of five (5) members. All current directors are standing for election at the 2019 annual meeting. The director nominees were recommended by the Nominating and Governance Committee of the Board of Directors. If the director nominees are elected at the Annual Meeting, the composition of our Board of Directors will be as follows: Neil Kumar, Ph.D., Eric Aguiar, M.D., Rajeev Shah, Ali Satvat, and William Lis.

In the absence of instructions to the contrary, the persons named as proxy holders in the accompanying proxy intend to vote in favor of the election of the nominees designated below to serve until the 2020 Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified. Each nominee is currently a director. The Board of Directors expects that each nominee will be available to serve as a director, but if any such nominee should become unavailable or unwilling to stand for election, it is intended that the shares represented by the proxy will be voted for such substitute nominee as may be designated by the Board of Directors. The biographies of our directors and their ages as of March 31, 2019 are set forth below.

Name	Age	Position
Neil Kumar, Ph.D.	40	Chief Executive Officer and Director
Eric Aguiar, M.D.(1)(2)(3)	57	Director
William Lis(1)	54	Director
Ali Satvat(2)	41	Director
Rajeev Shah(1)(2)(3)	41	Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Nominees for Director

The persons listed below are nominated for election to the Board of Directors to serve a one-year term ending at the 2020 annual meeting of stockholders and until their successors are elected and qualified.

The Board of Directors recommends that you vote FOR the following nominees.

Neil Kumar, Ph.D., has served as our Chief Executive Officer and a member of our Board of Directors since March 2016. Dr. Kumar founded BridgeBio Pharma, LLC and has served as its chief executive officer since September 2014. He also serves as a member of the board of managers of BridgeBio Pharma LLC. Prior to that, he served as the interim vice president of business development at MyoKardia, Inc. from 2012 to 2014. Prior to that, Dr. Kumar served as a principal at Third Rock Ventures from 2011 to 2014. Before joining Third Rock, he served as an associate principal at McKinsey & Company from 2007 to 2011. He received his B.S. and M.S. degrees in chemical engineering from Stanford University and received his Ph.D. in chemical engineering from the Massachusetts Institute of Technology. Dr. Kumar’s qualifications to serve on our Board of Directors include his role as our principal executive officer and his extensive experience as an executive officer of biotechnology companies.

Eric Aguiar, M.D., has served as a member of our Board of Directors since March 2018. Dr. Aguiar has been a partner at Aisling Capital since January 2016 and prior to that was a partner at Thomas, McNerney and Partners, a healthcare venture capital and growth equity fund, since 2007. Prior to joining that firm, he was a Managing Director of HealthCare Ventures, a healthcare focused venture capital firm, from 2001 to 2007.

Dr. Aguiar currently serves on the board of directors of Invitae Corporation (NYSE: NVTA) since September 2010, Biohaven Corporation (NYSE: BHVN) since October 2016 and a member of the board of managers of BridgeBio Pharma LLC since March 2019. Dr. Aguiar is a member of the board of overseers of the Tufts School of Medicine and a member of the Council on Foreign Relations. Dr. Aguiar received his medical degree with honors from Harvard Medical School. He graduated with honors from Cornell University as a College Scholar. He was also a Luce Fellow and is a Chartered Financial Analyst. Dr. Aguiar’s qualifications to serve on our Board of Directors include his medical and finance background and experience as an investor in life science companies.

William Lis has served as a member of our Board of Directors since December 2018. Mr. Lis has more than 25 years of biopharmaceutical experience. He served as chief executive officer and a director of Portola Pharmaceuticals, Inc. (“Portola”) from 2010 until 2018 after serving as chief operating officer and chief business officer in 2009 and 2008, respectively. Prior to that, Mr. Lis held executive and management positions at Scios, Inc. (a Johnson & Johnson company) from 2003 to 2008 where he last served as vice president of commercial operations and business development, having led efforts for the in-licensing, and then the strategic development and pre-commercial launch for Xarelto®. He also held positions of increasing responsibility at Millennium Pharmaceuticals, Inc. (previously COR Therapeutics, Inc.) from 1998 to 2003 in commercial and medical affairs for INTEGRILIN® and early stage compounds. Mr. Lis serves as independent director for Zai Lab Limited (ZLAB, Nasdaq) and served as a member of the Biotechnology Innovation Organization (BIO) board of directors for the Emerging Companies Section in 2015 and 2016. Mr. Lis holds a B.S. from the University of Maryland. Mr. Lis is qualified to serve on our Board of Directors because of his extensive leadership and financial experience in the biopharmaceutical industry.

Ali Satvat has served as a member of our Board of Directors since June 2018. Mr. Satvat joined Kohlberg Kravis Roberts & Co. L.P. (together with its affiliates, “KKR”) in January 2012 and is a Member of KKR on the Health Care industry team within KKR’s Americas Private Equity platform. Mr. Satvat leads KKR’s Health Care Strategic Growth investing efforts and sits on the Health Care Strategic Growth Investment Committee and the Health Care Strategic Growth Portfolio Management Committee. Mr. Satvat has served as a member of the board of directors of Coherus BioSciences, Inc. (Nasdaq: CHRS) since May 2014, as well as multiple privately held organizations, including BridgeBio Pharma LLC. Mr. Satvat served as a member of the board of directors of PRA Health Sciences, Inc. (Nasdaq: PRAH) from September 2013 through April 2018. Prior to joining KKR, Mr. Satvat was a Principal with Apax Partners, where he invested in health care from 2006 to 2012. Previously, Mr. Satvat held various positions with Johnson & Johnson Development Corporation, Audax Group and The Blackstone Group. Mr. Satvat holds an A.B. in History and Science from Harvard College and an M.B.A. in Health Care Management and Entrepreneurial Management from the Wharton School of the University of Pennsylvania. Mr. Satvat also serves on the board of directors of the Healthcare Private Equity Association. Mr. Satvat is qualified to serve on our Board of Directors based on his extensive investment experience in the health care industry.

Rajeev Shah has served as a member of our Board of Directors since March 2018. Mr. Shah has been a portfolio manager and managing director at RA Capital Management, LLC, an investment advisory firm that invests in healthcare and life science companies, since 2004. Mr. Shah is also a member of the board of directors of Ra Pharmaceuticals, Inc., Kala Pharmaceuticals, Inc., and Solid Biosciences Inc. Mr. Shah was previously a member of the board of directors of KalVista Pharmaceuticals from 2015 through April 2018. Mr. Shah received a B.A. in Chemistry from Cornell University. Mr. Shah is qualified to serve on our Board of Directors because of his leadership and financial experience at RA Capital Management, his experience in the biopharmaceutical industry, and his experience with venture capital investments.

Board of Directors’ Role in Risk Management

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, strategic direction, clinical and regulatory matters, operations and intellectual property. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of our Board of Directors in overseeing the management of our risks is conducted primarily through committees of the Board of Directors, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full Board of Directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on our company, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full Board of Directors during the committee reports portion of the next board meeting. This enables our Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on the Company.

Board of Directors and Committees of the Board

During 2018, the Board of Directors held a total of five meetings. All directors attended at least 75% of the aggregate of the number of Board meetings and the number of meetings of Board committees on which each such director served during the time each such director served on the Board or such committees, except Dr. Hoyoung Huh, a former director, who attended 71.4% of the aggregate of the number of Board meetings and the number of meetings of Board committees on which he served during the time he served on such committees.

Our Board of Directors has determined that all of our directors, except for Dr. Kumar, are independent, as determined in accordance with the rules of The Nasdaq Stock Market (“Nasdaq”) and the SEC. In making such independence determination, the Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances that the Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board of Directors also considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers.

The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is composed entirely of independent directors in accordance with current Nasdaq listing standards. Furthermore, our Audit Committee meets the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and related rulemaking of the SEC. Copies of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee charters and our corporate governance guidelines are available, free of charge, on our website at http://www.eidostx.com, under the “Investors/Corporate Governance” link.

Audit Committee

Dr. Aguiar, Mr. Lis, and Mr. Shah currently serve on the Audit Committee, which is chaired by Dr. Aguiar. Our Board of Directors has determined that Dr. Aguiar is an “Audit Committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

•

reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•

recommending, based upon the Audit Committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•	preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement;

•	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

•	reviewing quarterly earnings releases and scripts.

During 2018, the Audit Committee held two meetings.

Compensation Committee

Dr. Aguiar, Mr. Satvat and Mr. Shah currently serve on the Compensation Committee, which is chaired by Dr. Aguiar. The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

•	evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and determining the compensation of our Chief Executive Officer;

•	reviewing and approving the compensation of our other executive officers;

•	reviewing and establishing our overall management compensation, philosophy and policy;

•	overseeing and administering our compensation and similar plans;

•	evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

•	retaining and approving the compensation of any compensation advisors;

•	reviewing and approving our policies and procedures for the grant of equity-based awards;

•	reviewing and making recommendations to our Board of Directors with respect to director compensation;

•	reviewing and discussing with management the compensation disclosure to be included in our annual proxy statement or Annual Report on Form 10-K; and

•	reviewing and discussing with the board of directors the corporate succession plan for the Chief Executive Officer and other key officers.

Pursuant to its charter, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation. During 2018, the Compensation Committee held one meeting.

Nominating and Corporate Governance Committee

Mr. Shah and Dr. Aguiar currently serve on the Nominating and Corporate Governance Committee, which is chaired by Mr. Shah. The Nominating and Corporate Governance Committee’s responsibilities include:

•	developing and recommending to the Board of Directors criteria for board and committee membership;

•	establishing procedures for identifying and evaluating Board of Director candidates, including nominees recommended by stockholders;

•	reviewing the size and composition of the Board of Directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;

•	identifying individuals qualified to become members of the Board of Directors;

•	recommending to the Board of Directors the persons to be nominated for election as directors and to each of the Board’s committees;

•	developing and recommending to the Board of Directors a code of business conduct and ethics and a set of corporate governance guidelines;

•	developing a mechanism by which violations of the code of business conduct and ethics can be reported in a confidential manner; and

•	overseeing the evaluation of the Board of Directors and management.

During 2018, the Nominating and Corporate Governance Committee did not hold any meetings.

Board Leadership

We do not currently have a Chairman of the Board; however, we may determine to establish a role of Chairman of the Board or lead independent director that is separate from the role of our Chief Executive Officer. We believe that separating these positions has the potential to allow our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board or lead independent director to lead our Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as a Chairman of the Board or lead independent director, particularly as our Board of Directors’ oversight responsibilities continue to grow.

While our Bylaws and corporate governance guidelines do not require that we appoint a separate Chairman of the Board or lead independent director and Chief Executive Officer, our Board of Directors believes that having a Chief Executive Officer and a separate lead independent director may provide the appropriate leadership structure for us and would demonstrate our commitment to good corporate governance.

Director Nominations

The director qualifications developed to date focus on what our Board believes to be essential competencies to effectively serve on the Board of Directors. The Nominating and Corporate Governance Committee must reassess such criteria from time to time and submit any proposed changes to the Board of Directors for approval. Presently, at a minimum, the Nominating and Corporate Governance Committee must be satisfied that each nominee it recommends (i) has experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing, (ii) is highly accomplished in his or her respective field, with superior credentials and recognition, (iii) is well regarded in the community and has a long-term reputation for high ethical and moral standards, (iv) has sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards of directors on which such nominee may serve, and (v) to the extent such nominee serves or has previously served on other boards, the nominee has a demonstrated history of actively contributing at board meetings.

In addition to those minimum qualifications, the Nominating and Corporate Governance Committee recommends that our Board of Directors select persons for nomination to help ensure that:

•	a majority of our Board is “independent” in accordance with Nasdaq standards;

•	each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee be comprised entirely of independent directors; and

•

at least one member of the Audit Committee shall have the experience, education and other qualifications necessary to qualify as an “Audit Committee financial expert” as defined by the rules of the SEC.

In addition to other standards the Nominating and Corporate Governance Committee may deem appropriate from time to time for the overall structure and compensation of the Board of Directors, the Nominating and Corporate Governance Committee may consider the following factors when recommending that our Board select persons for nomination:

•	whether a nominee has direct experience in the biotechnology or pharmaceuticals industry or in other fields relevant to the Company’s operations; and

•	whether the nominee, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience.

Although the Nominating and Corporate Governance Committee may consider whether nominees assist in achieving a mix of Board members that represents a diversity of background and experience, which is not only limited to race, gender or national origin, we have no formal policy regarding board diversity.

The Nominating and Corporate Governance Committee adheres to the following process for identifying and evaluating nominees for the Board of Directors. First, it solicits recommendations for nominees from non-management directors, our Chief Executive Officer, other executive officers, third-party search firms or any other source it deems appropriate. The Nominating and Corporate Governance Committee then reviews and evaluates the qualifications of proposed nominees and conducts inquiries it deems appropriate; all proposed nominees are evaluated in the same manner, regardless of who initially recommended such nominee. In reviewing and evaluating proposed nominees, the Nominating and Corporate Governance Committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by our

Board from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed nominee, his or her depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board.

If the Nominating and Corporate Governance Committee decides to retain a third-party search firm to identify proposed nominees, it has sole authority to retain and terminate such firm and to approve any such firm’s fees and other retention terms.

Each nominee for election as director at the 2019 Annual Meeting is recommended by the Nominating and Corporate Governance Committee and is presently a director and stands for re-election by the stockholders. From time to time, the Company may pay fees to third-party search firms to assist in identifying and evaluating potential nominees, although no such fees have been paid in connection with nominations to be acted upon at the 2019 Annual Meeting.

Pursuant to our Bylaws, stockholders who wish to nominate persons for election to the Board of Directors at an annual meeting must be a stockholder of record at the time of giving the notice, entitled to vote at the meeting, present (in person or by proxy) at the meeting and must comply with the notice procedures in our Bylaws. A stockholder’s notice of nomination to be made at an annual meeting must be delivered to our principal executive offices not less than 90 days nor more than 120 days before the anniversary date of the immediately preceding annual meeting. However, if an annual meeting is more than 30 days before or more than 60 days after such anniversary date, the notice must be delivered no later than the later of the 90th day prior to such annual meeting or the 10th day following the day on which the first public announcement of the date of such annual meeting was made. A stockholder’s notice of nomination may not be made at a special meeting unless such special meeting is held in lieu of an annual meeting. The stockholder’s notice must include the following information for the person making the nomination:

•	name and address;

•	the class and number of shares of the Company owned beneficially or of record;

•

disclosure regarding any derivative, swap or other transactions which give the nominating person economic risk similar to ownership of shares of the Company or provide the opportunity to profit from an increase in the price of value of shares of the Company;

•

any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship that confers a right to vote any shares of the Company;

•	any agreement, arrangement, understanding or relationship engaged in for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Company;

•	any rights to dividends or other distributions on the shares that are separate from the underlying shares;

•	any performance-related fees that the nominating person is entitled to based on any increase or decrease in the value of any shares of the Company;

•

a description of all agreements, arrangements or understandings by and between the proposing stockholder and another person relating to the proposed business (including an identification of each party to such agreement, arrangement or understanding and the names, addresses and class and number of shares owned beneficially or of record of other stockholders known by the proposing stockholder support such proposed business);

•

a statement whether or not the proposing stockholder will deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all shares of capital stock required to approve the proposal or, in the case of director nominations, at least the percentage of voting power of all of the shares of capital stock reasonably believed by the proposing stockholder to be sufficient to elect the nominee; and

•	any other information relating to the nominating person that would be required to be disclosed in a proxy statement filed with the SEC.

With respect to proposed director nominees, the stockholder’s notice must include all information required to be disclosed in a proxy statement in connection with a contested election of directors or otherwise required pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

For matters other than the election of directors, the stockholder’s notice must also include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of the stockholder(s) proposing the business.

The stockholder’s notice must be updated and supplemented, if necessary, so that the information required to be provided in the notice is true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting.

The Board of Directors, a designated committee thereof or the chairman of the meeting will determine if the procedures in our Bylaws have been followed, and if not, declare that the proposal or nomination be disregarded. The nominee must be willing to provide any other information reasonably requested by the Nominating and Corporate Governance Committee in connection with its evaluation of the nominee’s independence. There have been no material changes to the process by which stockholders may recommend nominees to our Board of Directors.

Stockholder Communications with the Board of Directors

Stockholders may send correspondence to the Board of Directors at our principal executive offices at the address set forth above. The Company will forward all correspondence addressed to the Board or any individual Board member. Stockholders may also communicate online with our Board of Directors as a group by accessing our website (www.eidostx.com) and selecting the “Investors” tab.

Director Attendance at Annual Meetings

Directors are encouraged to attend the Annual Meeting.

Compensation Committee Interlocks and Insider Participation

During 2018, the members of our Compensation Committee included Dr. Aguiar, Mr. Shah and Mr. Satvat. None of the members of our Compensation Committee was an officer or employee of the Company during 2018, a former officer of the Company, or had any other relationships with us requiring disclosure herein. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee, except that Neil Kumar, our Chief Executive Officer, is the chief executive officer of BridgeBio Pharma LLC and serves on its board of managers.

Director Compensation

Prior to our initial public offering in June 2018, we did not have a formal policy or plan to compensate our non-employee directors. We adopted a formal policy, which became effective upon the completion of our initial public offering in June 2018, pursuant to which our non-employee directors are eligible to receive the following cash retainers and equity awards:

Annual Retainer for Board Membership
Annual service on the board of directors	$35,000
Additional Annual Retainer for Non-Executive Chairman of the Board of Directors	$25,000
Additional Annual Retainer for Committee Membership
Annual service as member of the audit committee (other than chair)	$7,500
Annual service as chair of the audit committee	$15,000
Annual service as member of the compensation committee (other than chair)	$7,500
Annual service as chair of the compensation committee	$15,000
Annual service as member of the nominating and corporate governance committee (other than chair)	$7,500
Annual service as chair of the nominating and corporate governance committee	$15,000

Our policy provides that, upon initial election to our Board of Directors, each non-employee director will be granted an option to purchase 43,056 shares of the Company’s common stock with an exercise price per share equal to the closing price of a share of the Company’s common stock on the date of grant and a term of ten years (the “Initial Grant”). In addition, on the date of each of our annual meetings of stockholders, each non-employee director who will continue as a member of our board of directors following such annual meeting will be granted an annual award of an option to purchase 21,528 shares of the Company’s common stock with an exercise price equal to the closing price of a share of the Company’s common stock on the date of grant and a term of ten years (the “Annual Grant”). The Initial Grant will vest in equal annual installments over three years, subject to continued service as a director through the applicable vesting dates. The Annual Grant will vest in full on the earlier of (i) the anniversary of the grant date or (ii) our next annual meeting of stockholders, subject to continued service as a director through the applicable vesting date. Such awards are subject to full accelerated vesting upon a “sale event,” as defined in the Eidos Therapeutics, Inc. 2018 Stock Option and Incentive Plan (the “2018 Plan”). The policy also provides that, pursuant to the 2018 Plan, the aggregate amount of compensation, including both equity compensation and cash compensation, paid to any non-employee director in a calendar year will not exceed $1,250,000 (or such other limit as may be set forth in the 2018 Plan or any similar provision of a successor plan).

Employee directors will receive no additional compensation for their service as a director.

We will reimburse all reasonable out-of-pocket expenses incurred by our non-employee directors for their attendance at meetings of our board of directors or any committee thereof.

The following table presents the total compensation for each person who served as a non-employee director during the year ended December 31, 2018. Dr. Kumar received no additional compensation for his service as a director. The compensation received by Dr. Kumar as Chief Executive Officer of the Company is presented in “Executive Compensation—Summary Compensation Table” below.

Name	Fees earned or paid in cash ($)(1)	Option awards ($)(2)	All other compensation ($)		Total ($)
Eric Aguiar, M.D.(3)	38,242	588,034			626,276
Rajeev Shah(4)	34,286	588,034			622,320
Ali Satvat(5)	22,418	588,034			610,452
William Lis(6)	3,234	397,166			400,400
Hoyoung Huh, M.D., Ph.D.(7)	19,299	705,304			724,603
Isabella Graef, M.D.(8)	—	—	150,000	(8)	150,000

(1)	Payments in connection with Board or Director services commenced on June 20, 2018 upon the completion of our initial public offering.
(2)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during 2018 computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (“ASC 718”). Such aggregate grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. Assumptions used in the calculation of these amounts are included in Note 9 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. These amounts do not reflect the actual economic value that may be realized by the directors upon the exercise of the stock options or the sale of the common stock underlying such stock options.

(3)

All cash payments to Dr. Aguiar were made payable to Aisling Capital Management LP. As of December 31, 2018, Dr. Aguiar held stock options to purchase an aggregate of 43,056 shares of our common stock.

(4)	All cash payments to Mr. Shah were made payable to RA Capital Management, LLC. As of December 31, 2018, Mr. Shah held stock options to purchase an aggregate of 43,056 shares of our common stock.
(5)	All cash payments to Mr. Satvat were made payable to KKR Genetic Disorder L.P. As of December 31, 2018, Mr. Satvat held stock options to purchase an aggregate of 43,056 shares of our common stock.
(6)

Mr. Lis was elected to the Board of Directors on December 5, 2018. As of December 31, 2018, Mr. Lis held stock options to purchase an aggregate of 43,056 shares of our common stock, which are subject to cancellation if our stockholders do not approve the Amended and Restated 2018 Stock Option and Incentive Plan as set forth in Proposal 3 herein.

(7)	Dr. Huh resigned from the Board of Directors on December 5, 2018. As of December 31, 2018, Dr. Huh did not hold any stock options to purchase shares of our common stock.
(8)

Dr. Graef’s service as a member of the Board of Directors terminated on March 29, 2018. As of December 31, 2018, Dr. Graef held 134,252 shares of common stock that were subject to our right of repurchase. Pursuant to a consulting agreement by and between Dr. Graef and the Company, dated April 1, 2016, which has a term of four years, the Company will pay Dr. Graef an annual consulting fee up to $150,000 in exchange for consulting services provided by Dr. Graef in the field relating to novel stabilizers, mutant characterization, assay development, drug discovery and the use of relevant in vitro and in vivo models.

Required Vote

The five (5) nominees receiving the highest number of affirmative votes of all the votes properly cast shall be elected as directors to serve until the 2020 Annual Meeting of Stockholders or until their successors have been duly elected and qualified.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the election of the five (5) director nominees listed above.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Recent Change in Auditor

As reported on our Current Report on Form 8-K filed on February 21, 2019 (the “Change in Auditor 8-K”), the audit committee approved the dismissal of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm and engaged Ernst & Young LLP (“E&Y”) to serve in this role for the fiscal year ending December 31, 2019.

The Company notified PwC of its dismissal on February 15, 2019. The reports of PwC on the Company’s financial statements for the fiscal years ended December 31, 2017 and December 31, 2016 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principle, other than the report expressed substantial doubt about the Company’s ability to continue as a going concern as a result of recurring losses from operations and net stockholders’ deficit. During the fiscal years ended December 31, 2017 and December 31, 2016 and the subsequent interim period through February 15, 2019, (i) there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, that, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements and (ii) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended). The Company provided PwC with a copy of the foregoing disclosures and requested that PwC furnish a letter addressed to the SEC stating whether it agreed with the above disclosures. A copy of PwC’s letter dated February 21, 2019 to the SEC was filed as Exhibit 7.1 to the Change in Auditor 8-K.

During the fiscal years ended December 31, 2017 and December 31, 2016 and the subsequent interim periods preceding the dismissal of PwC, the Company had not consulted with E&Y regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that E&Y concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Independent Registered Public Accounting Firm Fees And Services

The following table represents aggregate fees billed to us for the fiscal year ended December 31, 2018 by E&Y and for the fiscal years ended December 31, 2018 and December 31, 2017 by PwC. PwC was our independent registered public accounting firm until the 1st quarter of 2019 and E&Y succeeded PwC as our independent registered public accounting firm in the 1st quarter of 2019.

Fees billed	2018 E&Y	2018 PwC	2017 PwC
Audit Fees(1)	$1,871,265	$1,413,900	$694,000
Audit Related Fees	—	—	—
Tax Fees	—	—	—
All Other Fees	—	1,800	—

Total	$1,871,265	$1,415,700	$694,000

(1)

Includes fees associated with the annual audit of our financial statements, and with respect to PwC only, the reviews of our interim financial statements and the issuance of consent and comfort letters in connection with registration statements, including, with respect to PwC’s fees for the year ended December 31, 2018, the filing of our registration statement on Form S-1 for our initial public offering. Included in the 2018 audit fees of PwC is $779,500 of fees billed in connection with our initial public offering.

Audit Fees. This category consists of fees for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, assistance with registration statements filed with the SEC and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. This category consists of fees for professional services rendered that are reasonably related to the performance of the audit or review of our financial statements.

Tax Fees. This category consists of fees for services provided for tax consultation services.

All Other Fees. This category consists of fees for all other services that are not reported above.

Audit Committee Pre-Approval Policies

The Audit Committee is directly responsible for the appointment, retention and termination, and for determining the compensation, of the Company’s independent registered public accounting firm. The Audit Committee shall pre-approve all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board), except that pre-approval is not required for the provision of non-audit services if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. The Audit Committee may delegate to the Chair of the Audit Committee the authority to grant pre-approvals for audit and non-audit services, provided such approvals are presented to the Audit Committee at its next scheduled meeting. All services provided by PwC during fiscal year 2018 following our initial public offering were pre-approved by the Audit Committee in accordance with the pre-approval policy described above, and all audit fees during fiscal year 2017 were approved by the Board of Directors.

Required Vote

The ratification of the selection of Ernst & Young LLP requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal). Abstentions are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2019.

PROPOSAL 3

APPROVAL OF AMENDED AND RESTATED 2018 STOCK OPTION AND INCENTIVE PLAN

Proposal

The Board of Directors believes that stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors and consultants of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board of Directors believes that providing such persons with a direct stake in the Company assures a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The Board of Directors and the Company’s stockholders previously adopted the Eidos Therapeutics, Inc. 2018 Stock Option and Incentive Plan (the “2018 Plan”). On December 4, 2018, the Board of Directors adopted the Eidos Therapeutics, Inc. Amended and Restated 2018 Stock Option and Incentive Plan (the “Amended and Restated Plan”), subject to stockholder approval. The Amended and Restated Plan increases the aggregate number of shares authorized for issuance under the 2018 Plan by 700,000 shares and increases the aggregate number of shares that may be issued in the form of incentive stock options by 700,000 shares, in each case subject to adjustment as provided for in the 2018 Plan. The Amended and Restated Plan is designed to enhance the flexibility to grant equity awards to our officers, employees, non-employee directors and consultants and to ensure that we can continue to grant equity awards to eligible recipients at levels determined to be appropriate by the Board of Directors and/or the Compensation Committee. A copy of the Amended and Restated Plan is attached as Exhibit A to this proxy statement and is incorporated herein by reference.

We are requesting that shareholders approve the proposed Amended and Restated Plan. If this proposal is approved by our stockholders at the 2019 Annual Meeting, the Amended and Restated Plan providing for the additional 700,000 shares will become effective on the date of the 2019 Annual Meeting. If stockholders do not approve this proposal, the proposed 700,000 additional shares will not become available for issuance under the 2018 Plan. The 2018 Plan will otherwise remain in effect in accordance with its terms. In such event, the Board of Directors will consider whether to adopt alternative arrangements based on its assessment of our needs. We believe that the proposed share pool increase to the 2018 Plan is reasonable, appropriate, and in the best interests of our stockholders.

As of March 31, 2019, there were stock options to acquire 1,307,729 shares of common stock outstanding under our equity compensation plans, with a weighted average exercise price of $9.07 and a weighted average remaining term of 9.19 years. Other than the foregoing, no awards under our equity compensation plans were outstanding as of March 31, 2019.

As of March 31, 2019, 18,557 shares of our common stock remain available for issuance under the 2018 Plan. This amount does not reflect the additional 700,000 shares reserved under the Amended and Restated Plan, as set forth in this proposal. Since our initial public offering in June 2018, we do not grant equity awards under our 2016 Equity Incentive Plan, as amended and restated (the “2016 Plan”).

Summary of Material Features of the Amended and Restated Plan

The material features of the Amended and Restated Plan are:

•	The maximum number of shares of common stock to be issued under the Amended and Restated Plan is 1,298,000;

•	The maximum number of shares of common stock that may be issued in the form of incentive stock options under the Amended and Restated Plan is 1,298,000;

•

Awards of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, cash-based awards, and dividend equivalent rights are permitted;

•

The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the Amended and Restated Plan will be added back to the shares of common stock available for issuance under the Amended and Restated Plan. Shares we reacquire on the open market will not be added to the reserved pool under the Amended and Restated Plan;

•

The administrator of the Amended and Restated Plan may reduce the exercise price of outstanding stock options or stock appreciation rights or effect the repricing of such awards through cancellation and re-grants.

•	The value of all awards awarded under the Amended and Restated Plan and all other cash compensation paid by us to any non-employee director in any calendar year may not exceed $1,250,000;

•	Any material amendment to the Amended and Restated Plan is subject to approval by our stockholders; and

•	The term of the Amended and Restated Plan will expire on June 18, 2028.

Based solely on the closing price of our common stock as reported by Nasdaq Global Market on March 29, 2019 and the maximum number of shares that would have been available for awards as of such date, taking into account the proposed increase described herein, the maximum aggregate market value of the common stock that could potentially be issued under the Amended and Restated Plan is $16.9 million.

Rationale for Share Increase

The Amended and Restated Plan is critical to our ongoing effort to build stockholder value. Equity incentive awards are an important component of our executive and non-executive employees’ compensation. Our Compensation Committee and the Board of Directors believe that we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for our continued growth and success.

We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. The Compensation Committee carefully monitors our annual net burn rate, total dilution and equity expense in order to maximize stockholder value by granting only the number of equity incentive awards that it believes are necessary and appropriate to attract, reward and retain our employees. Our compensation philosophy reflects broad-based eligibility for equity incentive awards for high performing employees. By doing so, we link the interests of those employees with those of our stockholders and motivate our employees to act as owners of the business.

Our Compensation Committee determined the size of reserved pool under the Amended and Restated Plan based on projected equity awards to anticipated new hires and existing employees, potential new directors and consultants and an assessment of the magnitude of increase that our institutional investors and the firms that advise them would likely find acceptable. We anticipate that if our request to increase the share reserve is approved by our stockholders, it will be sufficient to provide equity incentives to attract, retain, and motivate employees for the next two years.

Summary of the Amended and Restated Plan

The following description of certain features of the Amended and Restated Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Amended and Restated Plan, which is attached hereto as Exhibit A.

Administration. The Amended and Restated Plan will be administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Amended and Restated Plan. The Compensation Committee may delegate to a committee consisting of one or more officers of the Company, including our Chief Executive Officer, the authority to grant awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not a member of the delegated committee, subject to certain limitations and guidelines.

Eligibility; Plan Limits. All full-time and part-time officers, employees, non-employee directors and consultants are eligible to participate in the Amended and Restated Plan, subject to the discretion of the administrator. As of March 31, 2019, approximately 28 individuals are currently eligible to participate in the Amended and Restated Plan, which includes 4 executive officers, 20 employees who are not executive officers, and 4 non-employee directors. There are certain limits on the number of awards that may be granted under the Amended and Restated Plan. For example, the maximum number of shares of common stock to be issued under the Amended and Restated Plan is 1,298,000 and no more than 1,298,000 shares of common stock may be granted in the form of incentive stock options.

Director Compensation Limit. The Amended and Restated Plan provides that the value of all awards awarded under the Amended and Restated Plan and all other cash compensation paid by the Company to any non-employee director in any calendar year shall not exceed $1,250,000.

Stock Options. The Amended and Restated Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the Amended and Restated Plan will be non-qualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive stock options and to non-employee directors and consultants. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be the last reported sale price of the shares of common stock on the Nasdaq Global Market on the date immediately preceding the grant date. The administrator of the Amended and Restated Plan may reduce the exercise price of outstanding stock options or effect the repricing of such awards through cancellation and re-grants.

The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. In general, unless otherwise permitted by the Compensation Committee, no option granted under the Amended and Restated Plan is transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of common stock that are not then subject to restrictions under any Company plan. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee, provided that the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure. In addition, the Compensation Committee may permit non-qualified options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive stock options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive stock options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights. The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of common stock, or cash, equal to the value of the appreciation in our stock price over the exercise price. The exercise price may not be less than 100% of the fair market value of our common stock on the date of grant. The term of each stock appreciation right will be fixed by our compensation committee and may not exceed 10 years from the date of grant. Our Compensation Committee will determine at what time or times each stock appreciation right may be exercised. The administrator of the Amended and Restated Plan may reduce the exercise price of outstanding stock appreciation rights or effect the repricing of such awards through cancellation and re-grants.

Restricted Stock. The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restricted period.

Restricted Stock Units. The Compensation Committee may award restricted stock units to participants. Restricted stock units are ultimately payable in the form of shares of common stock or cash (to the extent explicitly provided for in the applicable award certificate) subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. In the Compensation Committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

Unrestricted Stock Awards. The Compensation Committee may also grant shares of common stock which are free from any restrictions under the Amended and Restated Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Dividend Equivalent Rights. The Compensation Committee may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights granted as a component of another award (other than a stock option or stock appreciation right) may be paid only if the related award becomes vested. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

Cash-Based Awards. The Compensation Committee may grant cash bonuses under the Amended and Restated Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals.

Change of Control Provisions. The Amended and Restated Plan provides that, in the event of and subject to the consummation of a “sale event,” as defined in the Amended and Restated Plan, except as otherwise provided by the Compensation Committee in the award agreement, all stock options and stock appreciation rights with time-based conditions will become vested and exercisable upon the sale event, all other awards with time-based vesting, conditions or restrictions will become fully vested and nonforfeitable as of the sale event, and all awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with the sale event in the plan administrator’s discretion or to the extent specified in the relevant award agreement. In the event of such sale event, individuals holding stock options and stock appreciation rights will be permitted to exercise such stock options and stock appreciation rights (to the extent exercisable) prior to the sale event. In addition, in connection with the termination of the Amended and Restated Plan upon a sale event, we may make or provide for a cash payment to participants holding vested and exercisable stock options and stock appreciation rights equal to the difference between the per share cash consideration payable to stockholders in the sale event and the exercise price of the options or stock appreciation rights. We may also make or provide for a payment, in cash or in kind, to grantees holding other awards in an amount equal to the per share cash consideration payable to stockholders in the sale event multiplied by the number of vested shares subject to such awards. Finally, an acquirer or successor entity may assume, continue or substitute for the outstanding awards under the Amended and Restated Plan (taking into account the acceleration of such awards under the Amended and Restated Plan).

Adjustments for Stock Dividends, Stock Splits, Etc. The Amended and Restated Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of common stock that are subject to the Amended and Restated Plan, to certain limits in the Amended and Restated Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding. Participants in the Amended and Restated Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the Compensation Committee, participants may elect to have the tax withholding obligations satisfied by authorizing the Company to withhold shares of common stock to be issued pursuant to exercise or vesting.

Amendments and Termination. The Board of Directors may at any time amend or discontinue the Amended and Restated Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of Nasdaq, any amendments that materially change the terms of the Amended and Restated Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive stock options.

Effective Date of Amended and Restated Plan. The 2018 Plan was approved by our Board of Directors on May 22, 2018 and by our stockholders on May 29, 2018, and it became effective on June 19, 2018, the day prior to our initial public offering. Our Board of Directors adopted the Amended and Restated Plan on December 4, 2018, and it will become effective upon approval by our stockholders. The Amended and Restated Plan will be effective until June 18, 2028.

New Plan Benefits

Because the grant of awards under the Amended and Restated Plan is within the discretion of the Compensation Committee, the Company cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the Amended and Restated Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the Amended and Restated Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2018: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group.

	Options			Stock Awards
Name and Position	Average Exercise Price ($)		Number of Awards (#)	Dollar Value ($)(1)		Number of Awards (#)
Neil Kumar, M.D., Chief Executive Officer	—		—	—		—
Uma Sinha, Ph.D., Chief Scientific Officer	13.20		60,000	1.70		149,350
Cameron Turtle, D.Phil., Chief Business Officer	13.91		128,920	—		—
All current executive officers, as a group	13.49	(2)	313,920	1.70	(3)	149,350
All current directors who are not executive officers, as a group	18.67	(2)	172,224	—		—
All current employees who are not executive officers, as a group	10.09	(2)	340,344	—		—

(1)

The valuation of stock awards is based on the grant date fair value computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in calculating these values, see Note 9 to our consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2018.

(2)	Represents the weighted-average exercise price for the group.
(3)	Represents the aggregate grant date fair value for the group.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the Amended and Restated Plan. It does not describe all federal tax consequences under the Amended and Restated Plan, nor does it describe state or local tax consequences.

Incentive Stock Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of common stock.

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the stock option is treated as a non-qualified stock option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Stock Options. No income is realized by the optionee at the time the stock option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the stock option.

Stock Appreciation Rights. No income will be recognized by a recipient upon the grant of either tandem or freestanding stock appreciation rights. For the year in which the stock appreciation right is exercised, the recipient will generally be taxed at ordinary income rates on the amount equal to the cash received plus the fair market value of any unrestricted shares received on the exercise.

Unrestricted Stock Awards. The recipient of an unrestricted stock award will generally be taxed at ordinary income rates on the difference between: (i) the fair market value of the shares of the Company’s common stock on the grant date, and (ii) the purchase price, if any, of the shares.

Restricted Stock Awards. The recipient of a restricted stock award will generally be taxed at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the recipient for such restricted shares) at such time as the shares are no longer subject to restrictions. However, a recipient may elect under Section 83(b) of the Code (the election must be filed with the IRS within 30 days of the grant date) to be taxed at ordinary income rates on the difference between: (i) the fair market value of such shares of the Company’s common stock on the grant date, and (ii) the purchase price, if any, of the shares. If a Section 83(b) election has not been made, dividends received with respect to restricted shares will generally be taxed as ordinary income to the recipient. If a Section 83(b) election has been made, dividends will be taxed at dividend rates.

Restricted Stock Units. The recipient of a restricted stock unit will generally be taxed at ordinary income rates on the fair market value of the shares of the Company’s common stock awarded on the transfer date (reduced by any amount paid by the recipient for such shares). The capital gains/loss holding period for such shares will also commence on such date.

Dividend Equivalent Rights. There are generally no Federal income tax consequences to the recipient or the Company on the grant of a dividend equivalent right. When the dividend equivalent right is converted to cash and/or additional shares of common stock and distributed to the recipient of a dividend equivalent right, the cash or the fair market value of the shares of common stock will be taxable to the recipient as ordinary income and the Company will be entitled to a corresponding deduction for tax purposes.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Code, the Company’s deduction for awards under the Amended and Restated Plan may be limited to the extent that any “covered employee” (as defined in Section 162(m) of the Code) receives compensation in excess of $1 million a year.

Equity Compensation Plan Information

The following table provides information as of December 31, 2018 regarding shares of common stock that may be issued under our equity compensation plans, consisting of our 2016 Plan, our 2018 Employee Stock Purchase Plan (the “ESPP”), and our 2018 Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted Average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a)) (c)
Equity compensation plans approved by security holders(1):	1,329,762	(2)	$8.55	877,223	(3)
Equity compensation plans not approved by security holders:	—		—	—

Total	1,329,762		$8.55	877,223

(1)	Includes our 2016 Plan, our ESPP, and our 2018 Plan.
(2)

Includes 1,329,762 shares of common stock issuable upon the exercise of outstanding options. Does not include purchase rights accruing under the ESPP during the current purchase period, which commenced on December 1, 2018, because the purchase right (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period on May 31, 2019. Subject to the number of shares remaining in the share reserve, the maximum number of shares purchasable by any participant in the ESPP on any one purchase date for any purchase period, including the current purchase period, may not exceed 2,000 shares.

(3)

As of December 31, 2018, there were 130,166 shares available for grants under the ESPP and 747,057 shares available for grants under the 2018 Plan. We no longer grant new awards under our 2016 Plan, and any awards previously granted under such plan prior to our initial public offering that are forfeited, canceled, reacquired by us prior to vesting satisfied without the issuance of stock or otherwise terminated (other than by exercise) are added to shares available for issuance under the 2018 Plan.

Required Vote

The affirmative vote of a majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of the Amended and Restated Plan. Abstentions are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that you vote FOR the approval of the Amended and Restated Plan.

EXECUTIVE OFFICERS

The names of the executive officers of the Company, their ages as of March 31, 2019, and certain other information about them are set forth below (unless set forth elsewhere in this Proxy Statement).

Name	Age	Position
Neil Kumar, Ph.D.	40	Chief Executive Officer and Director
Jonathan C. Fox, M.D., Ph.D.	61	President and Chief Medical Officer
Christine Siu	42	Chief Financial Officer
Uma Sinha, Ph.D.	62	Chief Scientific Officer
Cameron Turtle, D.Phil.	29	Chief Business Officer

Executive Officers

The biographies of our executive officers, other than Dr. Kumar, whose biography is set forth above, appear below.

Jonathan C. Fox, M.D., Ph.D., FACC, has served as our President and Chief Medical Officer since October 2016. Dr. Fox has served as the TA lead of cardiovascular and renal diseases at BridgeBio Pharma LLC since October 2016. Prior to that, from March 2013 to September 2016, Dr. Fox served as the chief medical officer of MyoKardia, Inc. and as a senior advisor from October 2016 to March 2017. He worked as a consultant at Nigel-Montgomery, LLC from August 2012 to March 2013 and held various senior positions successively at SmithKline Beecham, Merck Research Laboratories and AstraZeneca LP from 1998 to 2012. He was on the faculty of the University of Pennsylvania School of Medicine from 1993 to 2013. He currently holds an adjunct faculty position at the Stanford University Cardiovascular Institute. He received his A.B. in biology, his Ph.D. in medicine and pathology and his M.D. from the University of Chicago, and completed his training in Internal Medicine and Cardiology at Duke University. Dr. Fox is ABIM Certified in Cardiovascular Diseases, and is a Fellow of the American College of Cardiology.

Uma Sinha, Ph.D., has served as our Chief Scientific Officer since June 2016. Dr. Sinha has served as the chief scientific officer at BridgeBio Pharma, LLC since April 2016 and serves as the chief scientific officer of other BridgeBio subsidiaries. Prior to that, Dr. Sinha served as chief scientific officer of Global Blood Therapeutics, Inc. from 2014 to 2015 and as senior vice president of research from 2013 to 2014. She was vice president, head of biology at Portola Pharmaceuticals, Inc. from 2010 to 2012 and was the vice president of translational biology from 2004 to 2010 and had held senior research positions at Millennium Pharmaceuticals, Inc. and COR Therapeutics, Inc. Dr. Sinha received her Ph.D. in biochemistry from the University of Georgia and her B Sc. with honors in chemistry from Presidency College.

Christine Siu has served as our Chief Financial Officer since December 2017. From 2016 to 2017, she served as our chief operating officer. She also serves as the chief operating officer of other BridgeBio subsidiaries. Prior to that, Ms. Siu served as the chief business officer of the Bluefield Project to Cure Frontotemporal Dementia from 2014 to 2017. Prior to that, she served as senior director of corporate development of Global Blood Therapeutics, Inc. from 2012 to 2014. She served as venture principal at Third Rock Ventures from 2011 to 2012. Previously, she held roles of increasing responsibility at private equity and venture capital firms, Warburg Pincus and Thomas, McNerney & Partners, where she invested in life sciences companies. She received her B.S. in cellular molecular biology and economics from the University of Michigan and her MBA from Harvard Business School.

Cameron Turtle, D.Phil., has served as our Chief Business Officer since November 2018. From June 2018 to November 2018 he served as our Senior Vice President, Corporate Development. Dr. Turtle has served as BridgeBio Pharma LLC’s Senior Vice President, Portfolio Management and Corporate Development, since January 2018 and served as its Director, Portfolio Management, from February 2017 to December 2017.

Dr. Turtle was a consultant at McKinsey & Company from August 2016 to January 2017, where he worked with biotech, pharmaceutical, and medical product companies on strategy for mergers and acquisitions, due diligence, growth and clinical trial strategy, and commercial operations. He is an author of multiple peer-reviewed publications in cardiology and biomechanics. Dr. Turtle earned his D.Phil. in Cardiovascular Medicine as a Rhodes Scholar at the University of Oxford, and his B.S. in Bioengineering from the University of Washington.

EXECUTIVE COMPENSATION

Our named executive officers for the fiscal year ended December 31, 2018, which consists of our Chief Executive Officer and our two most highly compensated executive officers other than our Chief Executive Officer, are:

•	Neil Kumar, M.D., our Chief Executive Officer;

•	Uma Sinha, Ph.D., our Chief Scientific Officer; and

•	Cameron Turtle, D.Phil., our Chief Business Officer.

Summary Compensation Table

The following table presents information regarding the total compensation, for services rendered in all capacities, that was earned by, paid to or awarded to each of our named executive officers during the fiscal year ended December 31, 2018.

Name and principal position	Year	Salary($)		Bonus (1)($)	Stock awards (2)($)	Option awards (2)($)	All other compensation ($)		Total($)
Neil Kumar, M.D.	2018	295,312	(3)	116,262	—	—	—		411,574
Chief Executive Officer	2017	140,353	(3)	—	—	—	—		140,353
Uma Sinha, Ph.D.	2018	394,362	(4)	159,226	896,808	531,206	759,869	(5)	2,741,471
Chief Scientific Officer	2017	337,500	(6)	100,000	131,670	—	4,179	(7)	573,349
Cameron Turtle, D.Phil.	2018	174,280		142,262	—	1,311,999	—		1,628,541
Chief Business Officer(8)

(1)

The bonus amounts reported reflect the discretionary cash bonuses earned by the named executive officers, and determined by our board of directors, for the applicable fiscal year, based on the named executive officers’ performance during such fiscal year.

(2)

In accordance with SEC rules, these columns reflect the aggregate grant date fair values of the stock awards and option awards, as applicable, granted during the applicable fiscal year, computed in accordance with Financial Accounting Standard Board ASC Topic 718 for stock-based compensation transactions, or ASC 718. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service vesting conditions. Assumptions used in the calculation of these amounts are included in Note 9 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. These amounts do not reflect the actual economic value that will be realized by the named executive officers upon the exercise of the options, the lapse of our repurchase right on any shares of restricted stock or the sale of shares of our common stock underlying such awards.

(3)

Dr. Kumar did not receive any cash compensation from us for his services as our Chief Executive Officer, as his services were provided to us through an agreement with BridgeBio Services Inc., or the BridgeBio Agreement. As described below under “Narrative to Summary Compensation Table—Employment Arrangements with our Named Executive Officers—Arrangements in Place During the Fiscal Year Ended December 31, 2018 for Named Executive Officers—Neil Kumar”, we incurred management fees totaling $1,422,953 and $769,972 during the fiscal years ended December 31, 2018 and 2017, respectively, for the services provided by BridgeBio Services Inc., which includes, among other things, the services of Dr. Kumar. Of the total fees we incurred with BridgeBio Services Inc. in the years ended December 31, 2018 and 2017, $411,574 and $140,353, respectively, was related to the services provided by Dr. Kumar.

(4)	The amount includes $40,385 paid for unused and accrued paid time off.
(5)	The amount represents tax gross ups relating to income recognized by Dr. Sinha in connection with our forgiveness of the purchase price for Dr. Sinha’s restricted stock grants.
(6)

From January 1, 2017 through March 31, 2017, Dr. Sinha worked for us part time, devoting 60% of her work time to us and her annual base salary rate was $300,000. Since April 1, 2017, Dr. Sinha has devoted 100% of her work time to us and her annual base salary rate was increased to $350,000.

(7)	We provided Dr. Sinha with reimbursements for her healthcare costs from January 1, 2017 through March 31, 2017, along with tax gross-ups for such reimbursements.
(8)	Dr. Turtle joined our Company on June 18, 2018 and was therefore not a named executive officer in 2017. Dr. Turtle’s 2018 salary was pro-rated to his start date.

Narrative to Summary Compensation Table

Base Salaries

Dr. Kumar did not receive any cash compensation from us for his services as our Chief Executive Officer, as his services were provided to us through the BridgeBio Agreement, as described further below under “Narrative to Summary Compensation Table—Employment Arrangements with our Named Executive Officers—Arrangements in Place During the Fiscal Year Ended December 31, 2018 for Named Executive Officers—Neil Kumar” and “Certain Relationships and Related Party Transactions.” Dr. Sinha’s annual base salary rate was $350,000 from January 1, 2018 to November 4, 2018, and Dr. Turtle’s annual base salary rate was $310,000 from June 18, 2018 (the date on which he joined our Company) to November 4, 2018. Effective November 5, 2018, Dr. Sinha’s annual base salary rate was increased to $375,000 and Dr. Turtle’s annual base salary rate was increased to $350,000.

Bonus Arrangements

During the fiscal year ended December 31, 2018, Dr. Kumar did not earn any bonuses.

Senior Executive Cash Incentive Bonus Plan

In May 2018, our board of directors adopted the Senior Executive Cash Incentive Bonus Plan, or the Bonus Plan, which governs the cash incentive bonuses for certain of our eligible executives, including our named executive officers other than Dr. Kumar. The Bonus Plan provides for bonus payments based upon the attainment of performance targets, or the Performance Goals, established by the Compensation Committee and related to operational and financial measures or objectives with respect to the company, as well as individual performance objectives.

The Performance Goals from which the Compensation Committee may select include the following: achievement of specified research and development, publication, clinical and/or regulatory milestones, total shareholder return, earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of our common stock, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of our common stock; bookings, new bookings or renewals; sales or market shares; number of customers, number of new customers or customer references; operating income and/or net annual recurring revenue, any of which may be (A) measured in absolute terms or compared to any incremental increase, (B) measured in terms of growth, (C) compared to another company or companies or to results of a peer group, (D) measured against the market as a whole and/or as compared to applicable market indices and/or (E) measured on a pre-tax or post-tax basis (if applicable).

Each executive officer who is selected to participate in the Bonus Plan will have a target bonus opportunity set for each performance period. The bonus formulas will be adopted in each performance period by the compensation committee and communicated to each executive. The Performance Goals will be measured at the end of each performance period or such other appropriate time as the compensation committee determines; provided, that if the Performance Goal is dependent on financial metrics as reported in our financial reports for any particular period, such Performance Goals shall be measured after our financial reports have been published. No bonuses shall be paid under the Bonus Plan unless and until the compensation committee makes a determination with respect to the attainment of the performance targets relating to the Performance Goals for the applicable performance period. If the Performance Goals and individual performance objectives are met, payments will be made as soon as practicable following the end of each performance period but not later than 74 days after the end of the fiscal year in which such performance period ends. Subject to the rights contained in any agreement between the executive officer and us, an executive officer must be employed by us on the bonus payment date to be eligible to receive a bonus payment. The Bonus Plan also permits the compensation committee to approve additional bonuses to executive officers in its sole discretion and to adjust bonuses (by increasing or decreasing the amount payable) based on an executive officer’s attainment of individual performance objectives. During the fiscal year ended December 31, 2018, Dr. Sinha and Dr. Turtle each earned a discretionary cash bonus under the Bonus Plan equal to $159,226 and $142,262, respectively, based on his or her performance during the year, as determined by our Board of Directors in its sole discretion.

Equity Compensation

During the fiscal year ended December 31, 2018, we granted Drs. Sinha and Turtle options to purchase shares of our common stock and we granted Dr. Sinha restricted shares of our common stock, each under the 2018 Plan, respectively, as shown in more detail in the “Outstanding Equity Awards at Fiscal Year End” table. Dr. Kumar has not received any grants of equity awards due to his association with BridgeBio Pharma LLC.

401(k) Plan and Other Benefits

BridgeBio Pharma LLC maintains a tax-qualified retirement plan that provides our eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Plan participants are able to defer eligible compensation subject to applicable annual Code limits. BridgeBio Pharma, LLC has the ability to make discretionary contributions to the 401(k) plan but has not done so to date. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the participants until distributed from the 401(k) plan.

Employment Arrangements with Our Named Executive Officers

We entered into offer letters with each of the named executive officers, except for Dr. Kumar, in connection with his or her employment with us, which set forth the terms and conditions of employment of each individual, including initial base salary, initial target annual bonus opportunity and eligibility to participate in our standard employee benefit plans. In addition, certain of these offer letters provided for certain payments and benefits in the event of qualifying terminations of employment in connection with a change in control of the Company.

Arrangements in Place During the Fiscal Year Ended December 31, 2018 for Named Executive Officers

Neil Kumar

Dr. Kumar has not entered into an offer letter or employment agreement with the Company. Since 2016, we have received management services from BridgeBio Services, Inc., a subsidiary of BridgeBio Pharma LLC, pursuant to the BridgeBio Agreement. Dr. Kumar provided services to the Company as our Chief Executive Officer through BridgeBio Services, Inc. pursuant to the BridgeBio Agreement. Of the $1,422,953 in total fees we incurred to BridgeBio Services, Inc. in the fiscal year ended December 31, 2018, $411,574 was related to the services provided by Dr. Kumar. There are no other agreements or arrangements between us and Dr. Kumar with respect to his services as our Chief Executive Officer.

See “Certain Relationships and Related Party Transactions” for additional information regarding our relationship with BridgeBio Pharma LLC and the BridgeBio Agreement.

Uma Sinha

On June 1, 2016, we entered into an employment offer letter with Dr. Sinha, who currently serves as our Chief Scientific Officer. The offer letter provided for Dr. Sinha’s at-will employment and set forth her initial annual base salary and her eligibility to participate in our employee benefit plans. In May 2018, we entered into an amendment to Dr. Sinha’s offer letter to provide her with certain severance benefits. This amendment provides that, in the event of a termination of her service relationship by the Company without “cause” (as defined in Dr. Sinha’s offer letter) or Dr. Sinha’s resignation from the Company for “good reason” (as defined in Dr. Sinha’s offer letter), in either case within the period commencing one (1) month before and ending twelve (12) months following a change in control, subject to Dr. Sinha’s execution of an effective release of claims in favor of the Company, Dr. Sinha will be entitled to the following severance benefits: (i) a lump sum payment equal to nine months of her then-base salary; (ii) an amount equal to her target bonus for the year in which her employment was terminated (pro-rated in the case of any partial year during which she was employed by the Company) and (iii) up to nine months of COBRA reimbursements for Dr. Sinha and her dependents. In the event of a termination of her service relationship by the Company without cause or Dr. Sinha’s resignation from the Company for good reason, in either case other than in connection with a change in control, subject to Dr. Sinha’s execution of an effective release of claims in favor of the Company, Dr. Sinha will be entitled to the following severance benefits: (i) a lump sum payment equal to six months of her then-base salary; (ii) an amount equal to her target bonus for the year in which her employment was terminated (pro-rated in the case of any partial year during which she was employed by the Company) and (iii) up to six months of COBRA reimbursements for Dr. Sinha and her dependents. Dr. Sinha is subject to our standard proprietary information and inventions agreement.

Cameron Turtle

On June 13, 2018, we entered into an employment offer letter with Dr. Turtle, who currently serves as our Chief Business Officer. The offer letter provided for Dr. Turtle’s at-will employment and set forth his initial annual base salary, target annual incentive compensation, a grant of an option to purchase 23,920 shares of our common stock, and his eligibility to participate in our employee benefit plans. Dr. Turtle’s offer letter agreement also provides that, in the event of a termination of his employment by the Company (or our acquirer or successor) without “cause” (as defined in Dr. Turtle’s offer letter) or Dr. Turtle’s resignation for “good reason” (as defined in Dr. Turtle’s offer letter), in either case within the period commencing one (1) month before and ending twelve (12) months following a change in control, subject to Dr. Turtle’s execution of an effective release of claims in favor of the Company, Dr. Turtle will be entitled to the following severance benefits: (i) a lump sum payment equal to six months of his then-base salary; (ii) an amount equal to his target bonus for the year in which his employment was terminated (pro-rated in the case of any partial year during which he was employed by the Company) and (iii) up to six months of COBRA reimbursements for Dr. Turtle and his dependents. In the event of a termination of his service relationship by us without cause or Dr. Turtle’s resignation for good reason, in either case other than in connection with a change in control, subject to Dr. Turtle’s execution of an effective release of claims in favor of the Company, Dr. Turtle will be entitled to the following severance benefits: (i) a lump sum payment equal to three months of his then-base salary; (ii) an amount equal to his target bonus for the year in which his employment was terminated (pro-rated in the case of any partial year during which he was employed by the Company) and (iii) up to three months of COBRA reimbursements for Dr. Turtle and his dependents. Dr. Turtle is subject to our standard proprietary information and inventions agreement.

Outstanding Equity Awards at Fiscal Year End

The following table presents the outstanding equity awards held by each of our named executive officers as of December 31, 2018:

		Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of shares of stock that have not vested (#)		Market value of shares of stock that have not vested ($)(1)
Neil Kumar, Ph.D.	—	—		—		—	—	—		—

Uma Sinha, Ph.D.	8/11/2016	—		—		—	—	42,823	(2)	589,244
	3/6/2017	—		—		—	—	24,793	(3)	341,151
	12/22/2017	—		—		—	—	16,207	(4)	223,008
	3/13/2018	—		—		—	—	22,118	(5)	304,343
	3/26/2018	—		—		—	—	80,760	(6)	1,111,257
	11/5/2018	—		60,000	(7)	13.20	11/5/2028	—		—

Cameron Turtle, Ph.D.	4/13/2017	—		—		—	—	12,958	(8)	178,302
	12/22/2017	—		—		—	—	57,328	(9)	788,833
	6/22/2018	2,990	(10)	20,930	(10)	17.00	6/21/2028	—		—
	11/5/2018	—		105,000	(11)	13.20	11/5/2028	—		—

(1)	Based on a price of $13.76 per share, which was the closing price per share of our common stock as reported by the Nasdaq Global Market on December 31, 2018, the last trading day of 2018.
(2)

Dr. Sinha purchased 114,194 shares of our restricted common stock under our 2016 Plan. 1/4th of the shares of restricted common stock vested on June 1, 2017, and the remaining shares vest monthly over the following three years thereafter, subject to Dr. Sinha’s continuous service through each such vesting date.

(3)

Dr. Sinha purchased 66,113 shares of our restricted common stock under our 2016 Plan. 1/4th of the shares of restricted common stock vested on June 1, 2017, and the remaining shares vest monthly over the following three years thereafter, subject to Dr. Sinha’s continuous service through each such vesting date.

(4)

Dr. Sinha purchased 23,573 shares of our restricted common stock under our 2016 Plan. 1/48th of the shares of restricted common stock vest on a monthly basis from the vesting commencement date of September 7, 2017, such that all of the shares will be fully vested on September 7, 2021, subject to Dr. Sinha’s continuous service through each such vesting date.

(5)

Dr. Sinha purchased 31,882 shares of our restricted common stock under our 2016 Plan. 1/4th of the shares of restricted common stock vested on September 1, 2018, and the remaining shares vest monthly over the following three years thereafter, subject to Dr. Sinha’s continuous service through each such vesting date.

(6)

Dr. Sinha purchased 117,467 shares of our restricted common stock under our 2016 Plan. 1/48th of the shares of restricted common stock vest on a monthly basis from the vesting commencement date of September 7, 2017, such that all of the shares will be fully vested on September 7, 2021, subject to Dr. Sinha’s continuous service through each such vesting date.

(7)

The shares underlying this stock option award vest as follows: 1/4th of the shares shall vest on November 5, 2019 and the remaining unvested shares vest monthly over the following three years thereafter, subject to Dr. Sinha’s continuous service through each such vesting date.

(8)

Dr. Turtle purchased 23,920 shares of our restricted common stock. 1/4th of the shares of restricted common stock vested on February 6, 2018, and the remaining shares vest monthly over the following three years thereafter, subject to Dr. Turtle’s continuous service through each such vesting date.

(9)

Dr. Turtle purchased 83,385 shares of our restricted common stock. 1/48th of the shares of restricted common stock vest on a monthly basis from the vesting commencement date of September 7, 2017, such that all of the shares will be fully vested on September 7, 2021, subject to Dr. Turtle’s continuous service through each such vesting date.

(10)

The shares underlying this stock option award vest as follows: 1/48th of the shares vest on a monthly basis from the vesting commencement date of June 18, 2018, such that all of the shares will be fully vested on June 18, 2022, subject to Dr. Turtle’s continuous service through each such vesting date.

(11)

The shares underlying this stock option award vest as follows: 1/4th of the shares shall vest on November 5, 2019, and the remaining unvested shares vest monthly over the following three years thereafter, subject to Dr. Turtle’s continuous service through each such vesting date.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than the compensation agreements and other arrangements described under “Executive Compensation” and the transactions described below, since January 1, 2018, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

Private Placements of Securities

Series B Financing

In March 2018 and May 2018, we sold an aggregate of 5,906,877 shares of our Series B redeemable convertible preferred stock at a purchase price of $10.8348 per share for an aggregate purchase price of approximately $64.0 million.

The following table summarizes the Series B redeemable convertible preferred stock purchased by members of our Board of Directors or their affiliates and holders of more than 5% of our outstanding capital stock.

Name of Stockholder	Shares of Series B Redeemable Convertible Preferred Stock	Total Purchase Price
Aisling Capital IV, LP(1)	553,770	$5,999,987.21
BridgeBio Pharma LLC(2)	1,384,426	$14,999,978.83
Entities affiliated with RA Capital Management, LLC(3)	922,950	$9,999,979.68

(1)	Eric Aguiar, a member of our Board of Directors, is a partner at Aisling Capital IV, LP. Dr. Aguiar does not hold voting or dispositive power over the shares held by Aisling Capital IV, LP.
(2)

Eric Aguiar and Ali Satvat, each a member of our Board of Directors, are members of the board of managers of BridgeBio Pharma LLC, and Neil Kumar, a member of our Board of Directors and our Chief Executive Officer, is the chief executive officer and a member of the board of managers of BridgeBio Pharma LLC and, therefore, each may be deemed to hold voting and dispositive power over the shares held by BridgeBio Pharma LLC.

(3)	Rajeev Shah, a member of our Board of Directors, is a portfolio manager and managing director of RA Capital Management, LLC.

Convertible Note and Warrant Financing

In February 2018, we entered into a Note and Warrant Purchase Agreement with BridgeBio Pharma LLC, pursuant to which we issued a convertible note in the principal amount of $10.0 million and a warrant to purchase a number of shares of preferred stock equal to $4.0 million at the price paid by investors in such next equity financing. In March 2018, BridgeBio Pharma LLC transferred 10% of its interests in the convertible note and the warrant to another stockholder that currently holds less than 1% of our outstanding voting stock. Upon the initial closing of the Series B redeemable convertible preferred stock financing described above, the note then held by BridgeBio Pharma LLC was converted into 1,192,341 shares of Series B redeemable convertible preferred stock at a price per share of $7.5844 representing a 30% discount to the price paid by other investors in the financing. Immediately prior to completion of our initial public offering, the warrant held by BridgeBio Pharma LLC was automatically exercised for shares of Series B preferred stock and such shares acquired were automatically converted into shares of our common stock on a 1 to 1.196 basis, net of shares of common stock withheld by us to cover the exercise price, resulting in the issuance of 185,623 shares of common stock.

Agreements with 5% Stockholders and Their Affiliates

Intercompany Services Agreements with BridgeBio Services Inc.

We have received consulting and management services pursuant to two Intercompany Services Agreements with BridgeBio Services Inc., or, collectively, the BridgeBio Agreements. BridgeBio Services Inc. is affiliated with BridgeBio Pharma LLC, which has a controlling interest in us. The initial BridgeBio Agreement was entered into on March 1, 2016 and was superseded by the subsequent BridgeBio Agreement, effective as of May 1, 2017. During the year ended December 31, 2018, we incurred an aggregate of $1,422,953 for these services, which included, among other things, the services of Dr. Kumar, as well as other personnel, and the supervision of our strategic, financial, legal, personnel and executive recruitment activities. Dr. Kumar is the chief executive officer and a member of the board of managers of BridgeBio Pharma LLC.

We also provided services to BridgeBio Pharma LLC and its affiliates. During the year ended December 31, 2018, BridgeBio Pharma LLC incurred an aggregate of $143,972 for these services.

Participation in Initial Public Offering

In June 2018, certain of our directors, officers and holders of more than five percent of our outstanding capital stock purchased an aggregate of 2,058,824 shares of our common stock in our initial public offering at the initial public offering price, which included the following purchases in amounts that exceeded $120,000:

Beneficial Owner	Shares Purchased in Offering	Aggregate Purchase Price ($)
BridgeBio Pharma LLC(1)	1,000,000	17,000,000.00
Entities affiliated with RA Capital Management, LLC(2)	1,058,824	18,000,008.00

(1)

Eric Aguiar and Ali Satvat, each a member of our Board of Directors, are members of the board of managers of BridgeBio Pharma LLC and Neil Kumar, a member of our Board of Directors and our Chief Executive Officer, is the chief executive officer and a member of the board of managers of BridgeBio Pharma LLC and, therefore, each may be deemed to hold voting and dispositive power over the shares held by BridgeBio Pharma LLC.

(2)	Rajeev Shah, a member of our Board of Directors, is a portfolio manager and managing director of RA Capital Management, LLC.

Agreements with Former Director and 5% Holder, Dr. Graef

Consulting Agreement

In April 2016, we entered into a consulting agreement with Dr. Isabella Graef, one of our founders and a former holder of more than 5% of our outstanding capital stock. Dr. Graef also served as a member of our board of directors from August 2013 to March 2018. Pursuant to the consulting agreement, Dr. Graef agreed to provide consulting services with respect to discovery and development of novel TTR stabilizers. As compensation for these services, Dr. Graef is entitled to an annual fee in the amount of up to $150,000 and reimbursement by us for pre-approved expenses. The consulting agreement has a term of four years but may be terminated by either us or Dr. Graef for any reason with thirty days’ prior notice. During the year ended December 31, 2018, we incurred $150,000 for Dr. Graef’s services under the consulting agreement.

Issuance of Antidilution Shares

In December 2017, we issued to Dr. Graef 195,273 shares of our common stock in order to offset dilution to her ownership in connection with our issuance of additional shares of Series Seed Preferred Stock financing transactions. We were obligated to issue these shares upon the closing of the Series Seed Preferred Stock in financing in September 2017. In addition, we agreed to make a “gross-up” payment of $83,073 to Dr. Graef for the taxes owed by Dr. Graef as a result of such issuance of common stock, which payment was made in January 2018.

Agreements with Former 5% Holder, Dr. Alhamadsheh

Consulting agreement

In August 2016, we entered into a consulting agreement with Dr. Mamoun Alhamadsheh, one of our founders and a former holder of more than 5% of our outstanding capital stock, and his employer, the University of the Pacific. Pursuant to the consulting agreement, Dr. Alhamadsheh and the University of the Pacific agreed that Dr. Alhamadsheh would provide consulting services with respect to discovery and development of novel TTR stabilizers. As compensation for these services, Dr. Alhamadsheh is entitled to an annual fee in the amount of up to $115,000. The consulting agreement has a term of four years but may be terminated by either us or Dr. Alhamadsheh for any reason with thirty days’ prior notice. During the year ended December 31, 2018, we incurred $115,000 for Dr. Alhamadsheh’s services under the consulting agreement.

Issuance of Antidilution Shares

In December 2017, we issued to Dr. Alhamadsheh 195,273 shares of our common stock in order to offset dilution to his ownership in connection with our issuance of additional shares of Series Seed Preferred Stock in financing transactions. We were obligated to issue these shares upon the closing of the Series Seed Preferred Stock financing in September 2017. In addition, we agreed to make a “gross-up” payment of $83,073 to Dr. Alhamadsheh for the taxes owed by Dr. Alhamadsheh as a result of such issuance of common stock, which payment was made in January 2018.

Executive Officer and Director Compensation

See the sections titled “Executive Compensation” and “Proposal 1 – Election of Directors – Director Compensation” for information regarding compensation of our executive officers and directors, respectively.

Indemnification Agreements

We have entered into agreements to indemnify our directors and executive officers. These agreements will, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our Board of Directors to the maximum extent allowed under Delaware law.

Procedures for Approval of Related Person Transactions

The Audit Committee conducts an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval of the Audit Committee is required for all such transactions. The Audit Committee follows the policies and procedures set forth in our Related Person Transaction Policy in order to facilitate such review. The Related Person Transaction Policy is written.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth the beneficial ownership information of our common stock by:

•	each person known to us to be the beneficial owner of more than 5% of our common stock as of March 31, 2019;

•	each named executive officer;

•	each of our directors; and

•	all of our executive officers and directors as a group.

We have based our calculation of the percentage of beneficial ownership of 36,811,069 shares of common stock outstanding on March 31, 2019.

Each individual or entity shown in the table has furnished information with respect to beneficial ownership. The information with respect to our executive officers and directors is as of March 31, 2019 unless otherwise noted. The information with respect to certain significant stockholders is based on filings by the beneficial owners with the SEC pursuant to section 13(d) and 13(g) of the Exchange Act. We have determined beneficial ownership in accordance with the SEC’s rules. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable on or before May 30, 2019, which is 60 days after March 31, 2019. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Stockholders:
BridgeBio Pharma LLC(2) 421 Kipling Street Palo Alto, CA 94301	22,589,300	61.4%

Entities affiliated with RA Capital Management, LLC(3) 20 Park Plaza, Suite 1200 Boston, MA 02116	2,162,671	5.9%

Viking Global Investors LP(4) 55 Railroad Avenue Greenwich, CT 06830	1,986,201	5.4%

Named Executive Officers and Directors:
Neil Kumar, Ph.D.(5)	22,589,300	61.4%
Uma Sinha, Ph.D.(6)	354,312	*
Cameron Turtle, Ph.D.(7)	113,867	*
Eric Aguiar, M.D.(8)	22,589,300	61.4%
William Lis	0	*
Ali Satvat(9)	22,589,300	61.4%
Rajeev Shah(10)	2,162,671	5.9%
All executive officers and directors as a group (9 persons)(11)	25,851,556	70.1%

*	Represents beneficial ownership of less than one percent of the shares of common stock.
(1)	Unless otherwise indicated, the address for each beneficial owner is c/o Eidos Therapeutics, Inc., 101 Montgomery St., Suite 2550, San Francisco, CA 94104.
(2)

Neil Kumar, Eric Aguiar, Charles Homcy, James Momtazee, Ali Satvat and Richard Scheller, the members of the board of managers of BridgeBio Pharma LLC, may be deemed to have shared voting and investment power over the shares held of record by BridgeBio Pharma LLC. Such persons disclaim beneficial ownership of all shares held by BridgeBio Pharma LLC except to the extent of any indirect pecuniary interests therein. The address of BridgeBio Pharma LLC is 421 Kipling St., Palo Alto, California 94301.

(3)

Consists of 1,754,799 shares of common stock held by RA Capital Healthcare Fund, L.P. (“RA Capital”) and 407,872 shares of common stock held by a separately managed account (the “Account”). RA Capital Management, LLC (“RA Capital Management”) is the general partner of RA Capital and the investment manager to the Account. Peter Kolchinsky is the sole manager of RA Capital Management. Investment decisions with respect to the shares held by RA Capital and the Account are made by a portfolio management team at RA Capital Management of which Rajeev Shah, a member of our board of directors, is a member. Mr. Shah disclaims beneficial ownership of all shares held by RA Capital and the Account, except to the extent of his pecuniary interest therein. The address for each of RA Capital Management, RA Capital, and the Account is c/o 20 Park Plaza, Suite 1200, Boston, MA 02116.

(4)

Based on the Schedules 13G and 13G/A filed with the SEC by Viking Global Investors, LP (“VGI”), Viking Global Opportunities GP LLC (“Opportunities GP”), Viking Global Opportunities Portfolio GP LLC (“Opportunities Portfolio GP”), Viking Global Opportunities Liquid Portfolio Sub-Mater LP (“VGOL”), Viking Global Opportunities Illiquid Investments Sub-Master LP (“VGOP”), O. Andreas Halvorsen, David C. Ott and Rose S. Shabet on July 2, 2018 and January 10, 2019, respectively. Consists of an aggregate of 1,986,201 shares of common stock, of which (i) 882,353 shares are directly owned by VGOL, and (ii) 1,103,848 shares are directly owned by VGOP, except that (a) Opportunities Portfolio GP, the general partner of VGOL and VGOP, may be deemed to have shared power to vote or dispose of all shares directly owned by VGOL and VGOP, (b) Opportunities GP, the sole member of Opportunities Portfolio GP, may be deemed to have shared power to vote or dispose of all shares controlled by Opportunities Portfolio GP, which consists of the shares directly owned by VGOL and VGOP, (c) VGI, an affiliate of Opportunities Portfolio GP, which provides managerial services to VGOL and VGOP, may be deemed to have shared power to vote or dispose of all shares directly owned by VGOL and VGOP, and (d) O. Andreas Halvorsen, David C. Ott and Rose S. Shabet, as Executive Committee Members of Viking Global Partners LLC, the general partner of VGI and Opportunities GP, may be deemed to have shared power to vote or dispose of shares beneficially owned by VGI and Opportunities GP, which includes all shares directly owned by VGOL and VGOP.

(5)

These shares are owned directly by BridgeBio Pharma LLC. Dr. Kumar is the Chief Executive Officer and a member of the board of managers of BridgeBio Pharma LLC. Dr. Kumar, Dr. Aguiar, Charles Homcy, James Momtazee, Mr. Satvat and Richard Scheller, the members of the board of managers of BridgeBio Pharma LLC, may be deemed to have shared voting and investment power over the shares held of record by BridgeBio Pharma LLC. Such persons disclaim beneficial ownership of all shares held by BridgeBio Pharma LLC except to the extent of any indirect pecuniary interests therein. The address of BridgeBio Pharma LLC is 421 Kipling St., Palo Alto, California 94301.

(6)	Consists of 354,312 shares of common stock, of which 164,427 shares are subject to our right of repurchase as of March 31, 2019, held by Dr. Sinha.
(7)

Consists of (i) 108,386 shares of common stock, of which 63,579 shares are subject to our right of repurchase as of March 31, 2019, and (ii) options to purchase 5,481 shares of common stock that are exercisable within 60 days of March 31, 2019, held by Dr. Turtle.

(8)

Consists of (i) 22,589,300 shares of common stock owned directly by BridgeBio Pharma LLC. Dr. Aguiar is a member of the board of managers of BridgeBio Pharma LLC. Dr. Kumar, Dr. Aguiar, Charles Homcy, James Momtazee, Mr. Satvat and Richard Scheller, the members of the board of managers of BridgeBio Pharma LLC, may be deemed to have shared voting and investment power over the shares held of record by BridgeBio Pharma LLC. Such persons disclaim beneficial ownership of all shares held by BridgeBio

Pharma LLC except to the extent of any indirect pecuniary interests therein. The address of BridgeBio Pharma LLC is 421 Kipling St., Palo Alto, California 94301.
(9)

Consists of 22,589,300 shares of common stock owned directly by BridgeBio Pharma LLC. Mr. Satvat is a member of the board of managers of BridgeBio Pharma LLC. Dr. Kumar, Dr. Aguiar, Charles Homcy, James Momtazee, Mr. Satvat and Richard Scheller, the members of the board of managers of BridgeBio Pharma LLC, may be deemed to have shared voting and investment power over the shares held of record by BridgeBio Pharma LLC. Such persons disclaim beneficial ownership of all shares held by BridgeBio Pharma LLC except to the extent of any indirect pecuniary interests therein. The address of BridgeBio Pharma LLC is 421 Kipling St., Palo Alto, California 94301.

(10)

Consists of 1,754,799 shares of common stock held by RA Capital and 407,872 shares of common stock held by the Account. RA Capital Management is the general partner of RA Capital and the investment manager to the Account. Peter Kolchinsky is the sole manager of RA Capital Management. Investment decisions with respect to the shares held by RA Capital and the Account are made by a portfolio management team at RA Capital Management of which Mr. Shah is a member. Mr. Shah disclaims beneficial ownership of all shares held by RA Capital and the Account, except to the extent of his pecuniary interest therein. The address for each of RA Capital Management, RA Capital, and the Account is c/o 20 Park Plaza, Suite 1200, Boston, MA 02116.

(11)

Includes the number of shares beneficially owned by the named executive officers and directors listed in the table above, as well as (i) 536,527 shares of common stock, held by the Fox Family Trust Dated 17 Dec. 2014, for which Jonathan C. Fox and Suzanne Markel-Fox serve as co-Trustees, and of which 272,724 shares are subject to our right of repurchase as of March 31, 2019; and (ii) 34,701 shares of common stock and options to purchase 64,097 shares of common stock that are exercisable within 60 days of March 31, 2019, held by Christine Siu.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all such forms which they file.

To our knowledge, based solely on our review of such reports or written representations from certain reporting persons, we believe that all of the filing requirements applicable to our officers, directors, greater than 10% beneficial owners and other persons subject to Section 16 of the Exchange Act were complied with during the year ended December 31, 2018, except that, on behalf of each of Neil Kumar and Ali Satvat, a Form 4 was not timely filed in 2018 due to an administrative error. Form 5s were subsequently filed on behalf of Dr. Kumar and Mr. Satvat in February 2019.

The following Audit Committee Report is not considered proxy solicitation material and is not deemed filed with the Securities and Exchange Commission. Notwithstanding anything to the contrary set forth in any of the Company’s filings made under the Securities Act of 1933 or the Exchange Act that might incorporate filings made by the Company under those statutes, the Audit Committee Report shall not be incorporated by reference into any prior filings or into any future filings made by the Company under those statutes.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the “Audit Committee”) has furnished this report concerning the independent audit of the Company’s financial statements. Each member of the Audit Committee meets the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and rulemaking of the Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market regulations. A copy of the Audit Committee Charter is available on the Company’s website at http://www.eidostx.com.

The Audit Committee’s responsibilities include assisting the Board of Directors regarding the oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function and the independent registered public accounting firm.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s financial statements for the fiscal year ended December 31, 2018 with the Company’s management and Ernst & Young LLP. In addition, the Audit Committee has discussed with Ernst & Young LLP, with and without management present, their evaluation of the Company’s internal accounting controls and overall quality of the Company’s financial reporting. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 114 (formerly SAS 61), as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee also received the written disclosures and the letter from Ernst & Young LLP required by the Public Company Accounting Oversight Board Rule 3526 and the Audit Committee discussed the independence of Ernst & Young LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report for the fiscal year ended December 31, 2018.

The Audit Committee and the Board of Directors have recommended the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

AUDIT COMMITTEE

ERIC AGUIAR, CHAIRMAN

WILLIAM LIS

RAJEEV SHAH

HOUSEHOLDING OF PROXY MATERIALS

We have made available a procedure approved by the SEC known as “householding.” This procedure allows multiple stockholders residing at the same address the convenience of receiving a single copy of our Notice, Annual Report and proxy materials, as applicable. This allows us to save money by reducing the number of documents we must print and mail and helps protect the environment as well.

Householding is available to both registered stockholders (i.e., those stockholders with certificates registered in their name) and street name holders (i.e., those stockholders who hold their shares through a brokerage).

Registered Stockholders

If you are a registered stockholder and would like to consent to a mailing of proxy materials and other stockholder information only to one account in your household, as identified by you, we will deliver or mail a single copy of our Annual Report and proxy materials for all registered stockholders residing at the same address. Your consent will be perpetual unless you revoke it, which you may do at any time by contacting the Householding Department of Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”), at 1717 Arch Street, Suite 1300, Philadelphia, PA 19103.

Registered stockholders who have not consented to householding will continue to receive copies of Annual Reports and proxy materials for each registered stockholder residing at the same address. As a registered stockholder, you may elect to participate in householding and receive only a single copy of Annual Reports or proxy statements for all registered stockholders residing at the same address by contacting Broadridge as outlined above.

Street Name Holders

Stockholders who hold their shares through a brokerage may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers.

OTHER MATTERS

We are not aware of any matters that may come before the meeting other than those referred to in the notice. If any other matter shall properly come before the Annual Meeting, however, the persons named in the accompanying proxy intend to vote all proxies in accordance with their best judgment.

Accompanying this Proxy Statement is our Annual Report. Copies of our Annual Report are available free of charge on our website at http://www.eidostx.com or you can request a copy free of charge by calling Investor Relations at (212) 213-0006 or sending an e-mail request to IR@EidosTherapeutics.com. Please include your contact information with the request.

By Order of the Board of Directors,

Eidos Therapeutics, Inc.

/s/ Neil Kumar
Neil Kumar
Chief Executive Officer

April 29, 2019

Exhibit A

EIDOS THERAPEUTICS, INC.

AMENDED AND RESTATED

2018 STOCK OPTION AND INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Eidos Therapeutics, Inc. Amended and Restated 2018 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of Eidos Therapeutics, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan becomes effective as set forth in Section 19.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on The Nasdaq

Global Market or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations; provided further, however, that if the date for which Fair Market Value is determined is the Registration Date, the Fair Market Value shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s Initial Public Offering.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Initial Public Offering” means the first underwritten, firm commitment public offering pursuant to an effective registration statement under the Act covering the offer and sale by the Company of its equity securities, or such other event as a result of or following which the Stock shall be publicly held.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Registration Date” means the date upon which the registration statement on Form S-1 that is filed by the Company with respect to the Initial Public Offering is declared effective by the Securities and Exchange Commission.

“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Service Relationship” means any relationship as a full-time employee, part-time employee, director or other key person (including Consultants) of the Company or any Subsidiary or any successor entity (e.g., a

Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or Consultant).

“Stock” means the Common Stock, par value $0.001 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Administration of Plan. The Plan shall be administered by the Administrator.

(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and

(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c) Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to a committee consisting of one or more officers of the Company including the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not members of the delegated committee. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d) Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(e) Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s certificate of incorporation or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f) Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 1,298,000 shares, subject to adjustment as provided in Section 3(c). For purposes of this limitation, the shares of Stock underlying any Awards under the Plan or the shares of Stock underlying any Awards under the Company’s Amended and Restated 2016 Equity Incentive Plan, as amended, that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that no more than 1,298,000 shares of the Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b) Maximum Awards to Non-Employee Directors. Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director in any calendar year shall not exceed $1,250,000. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.

(c) Changes in Stock. Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(d) Mergers and Other Transactions. In the case of and subject to the consummation of a Sale Event, except as may be otherwise provided in the relevant Award Certificate, all Options and Stock Appreciation Rights with time-based vesting, conditions or restrictions that are not vested and/or exercisable immediately prior to the effective time of the Sale Event shall become fully vested and exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event, and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion or to the extent specified in the relevant Award Certificate. In the event of such Sale Event, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights (provided that, in the case of an Option or Stock Appreciation Right with an exercise price equal to or less than the Sale Price, such Option or Stock Appreciation Right shall be cancelled for no consideration); (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee; (iii) the Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards; or (iv) the parties to the Sale Event may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof (taking into account the acceleration of such Awards pursuant to this Section 3(d)), with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices.

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and Consultants of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5. STOCK OPTIONS

(a) Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(b) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date. Notwithstanding the foregoing, Stock Options may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(c) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Option Award Certificate:

(i) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii) Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or

(iv) With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(f) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6. STOCK APPRECIATION RIGHTS

(a) Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b) Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

(c) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(d) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator. The term of a Stock Appreciation Right may not exceed ten years. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

SECTION 7. RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives.

(b) Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the grantee until and to the extent the performance goals are met with respect to the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c) Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, if a grantee’s employment (or other Service Relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d) Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”

SECTION 8. RESTRICTED STOCK UNITS

(a) Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock (or cash, to the extent explicitly provided for in the Award Certificate) upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.

(b) Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

(c) Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator may determine.

(d) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10. CASH-BASED AWARDS

Grant of Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified performance goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.

SECTION 11. DIVIDEND EQUIVALENT RIGHTS

(a) Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

(b) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

SECTION 12. TRANSFERABILITY OF AWARDS

(a) Transferability. Except as provided in Section 12(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b) Administrator Action. Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

(c) Family Member. For purposes of Section 12(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d) Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 13. TAX WITHHOLDING

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the Company’s required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. The Administrator may also require Awards to be subject to mandatory share withholding up to the required withholding amount. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the Participants. The required tax withholding obligation may also be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

SECTION 14. SECTION 409A AWARDS

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 15. TERMINATION OF EMPLOYMENT, TRANSFER, LEAVE OF ABSENCE, ETC.

(a) Termination of Employment. If the grantee’s Service Relationship is with a Subsidiary and such Subsidiary ceases to be a Subsidiary, the grantee shall be deemed to have terminated his or her Service Relationship for purposes of the Plan.

(b) For purposes of the Plan, the following events shall not be deemed a termination of employment:

(i) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 16. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. The Administrator is specifically authorized to exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect the repricing of such Awards through cancellation and re-grants. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c) or 3(d).

SECTION 17. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 18. GENERAL PROVISIONS

(a) No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b) Issuance of Stock. To the extent certificated, stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any evidence of book entry or certificates evidencing shares of Stock pursuant to the exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. Any Stock issued pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate or notations on any book entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c) Stockholder Rights. Until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(f) Clawback Policy. Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.

SECTION 19. EFFECTIVE DATE OF PLAN

This Plan shall become effective upon the date immediately preceding the Registration Date. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 20. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of California, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS:	MAY 22, 2018

DATE APPROVED BY STOCKHOLDERS:	MAY 29, 2018

DATE AMENDMENT AND RESTATEMENT APPROVED BY BOARD OF DIRECTORS: DECEMBER 4, 2018

EIDOS THERAPEUTICS INC. 101 MONTGOMERY STREET SUITE 2550 SAN FRANCISCO, CA 94104

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/11/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:
1.	Election of Directors Nominees	☐	☐	☐

1a.	Neil Kumar, Ph.D. 1b. Eric Aguiar, M.D. 1c. William Lis 1d. Ali Satvat 1e. Rajeev Shah

The Board of Directors recommends you vote FOR proposals 2 and 3.						For	Against	Abstain

2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2019.					☐	☐	☐

3.	To approve the Company’s Amended and Restated 2018 Stock Option and Incentive Plan to, among other things, increase the number of shares of common stock reserved for issuance thereunder by 700,000 shares.					☐	☐	☐

NOTE: To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com.

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EIDOS THERAPEUTICS INC.

Annual Meeting of Stockholders

June 12, 2019 10:00 AM

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Neil Kumar, Ph.D. and Christine Siu, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of EIDOS THERAPEUTICS INC. held of record by the undersigned on April 15, 2019 at the Annual Meeting of Stockholders to be held at 10:00 AM, PDT on 6/12/2019, at the offices of the company at 101 Montgomery Street, Suite 2550, San Francisco, CA 94104, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy, when properly executed, will be voted as directed herein by the undersigned Stockholder. If no direction is made, this proxy will be voted “FOR ALL NOMINEES” in Proposal 1, “FOR” Proposal 2 and “FOR” Proposal 3.

Continued and to be signed on reverse side

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